UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
 Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2016
INTERSECTIONS INC.
 (Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)
000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
 (Address of Principal Executive Offices) (Zip Code)
(703) 488-6100
 (Registrant's Telephone Number, Including Area Code)
Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01.                          Entry into a Material Definitive Agreement
On September 26, 2016, Intersections Inc. and Digital Matrix Systems, Inc., or DMS, entered into a data services agreement under which DMS will provide credit information processing services, including implementation and disaster recovery services, to Intersections. Intersections will pay DMS fixed fees on a monthly basis. The initial term of the agreement is one year, with successive automatic renewal terms of one year each unless a party elects not to renew with prior written notice.
David A. McGough, the Chief Executive Officer and President of DMS serves as a member of the Board of Directors of Intersections. Intersections is party to several agreements with DMS pursuant to which DMS provides certain data and professional services to Intersections. Intersections believes that the prices charged by DMS to it are comparable to the prices that are charged by DMS to non-affiliated entities.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  September 30, 2016
INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer